ADVANCED SERIES TRUST Amended Schedule “A”
Portfolio	Contractual Fee Rate
AST AQR Emerging Markets Equity Portfolio

1.09% of average daily net assets to $300 million;
1.08% on next $200 million of average daily net assets;
1.07% on next $250 million of average daily net assets;
1.06% on next $2.5 billion of average daily net assets;
1.05% on next $2.75 billion of average daily net assets;
1.02% on next $4 billion of average daily net assets;
1.00% over $10 billion of average daily net assets

AST Prudential Flexible Multi-Strategy Portfolio

1.14% of average daily net assets to $300 million;
1.13% on next $200 million of average daily net assets;
1.12% on next $250 million of average daily net assets;
1.11% on next $2.5 billion of average daily net assets;
1.10% on next $2.75 billion of average daily net assets;
1.07% on next $4 billion of average daily net assets;
1.05% over $10 billion of average daily net assets

AST Goldman Sachs Global Growth Allocation Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

AST Goldman Sachs Strategic Income Portfolio

0.87% of average daily net assets to $300 million;

0.86% on next $200 million of average daily net assets;

0.85% on next $250 million of average daily net assets;

0.84% on next $2.5 billion of average daily net assets;

0.83% on next $2.7 billion of average daily net assets;

0.80% on next $4.0 billion of average daily net assets;

0.78% over $10 billion of average daily net assets

AST Legg Mason Diversified Growth Portfolio

0.89% of average daily net assets to $300 million;
0.88% on next $200 million of average daily net assets;
0.87% on next $250 million of average daily net assets;
0.86% on next $2.5 billion of average daily net assets;
0.85% on next $2.75 billion of average daily net assets;
0.82% on next $4 billion of average daily net assets;
0.80% over $10 billion of average daily net assets

AST T. Rowe Price Diversified Real Growth Portfolio

0.89% of average daily net assets to $300 million;
0.88% on next $200 million of average daily net assets;
0.87% on next $250 million of average daily net assets;
0.86% on next $2.5 billion of average daily net assets;
0.85% on next $2.75 billion of average daily net assets;
0.82% on next $4 billion of average daily net assets;
0.80% over $10 billion of average daily net assets

AST FQ Absolute Return Currency Portfolio

0.99% of average daily net assets to $300 million;

0.98% on next $200 million of average daily net assets;

0.97% on next $250 million of average daily net assets;

0.96% on next $2.5 billion of average daily net assets;

0.95% on next $2.75 billion of average daily net assets;

0.92% on next $4 billion of average daily net assets;

0.90% over $10 billion of average daily net assets

AST Franklin Templeton K2 Global Absolute Return Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

AST BlackRock Multi-Asset Income Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

AST Bond Portfolio 2026*

0.65% of average daily net assets to $500 million;
0.63% on next $4.5 billion of average daily net assets;
0.62% on next $5 billion of average daily net assets;
0.61% over $10 billion of average daily net assets

AST QMA International Equity Portfolio

0.89% of average daily net assets to $300 million;

0.88% on next $200 million of average daily net assets;

0.87% next $250 million of average daily net assets;

0.86% next $2.5 billion of average daily net assets;

0.85% next $2.75 billion of average daily net assets;

0.82% next $4 billion of average daily net assets;

0.80% over $10 billion of average daily net assets

* The assets of the AST Bond Portfolio 2026 will be aggregated with each of the AST Bond Portfolio 2015, AST Bond Portfolio 2016, AST Bond Portfolio 2017, AST Bond Portfolio 2018, AST Bond Portfolio 2019, AST Bond Portfolio 2020, AST Bond Portfolio 2021, AST Bond Portfolio 2022, AST Bond Portfolio 2023, AST Bond Portfolio 2024, AST Bond Portfolio 2025 and AST Investment Grade Bond Portfolio for purposes of determining the fee rate applicable to each Portfolio.

Fee Schedule revised and restated as of April 15, 2014, as further revised as of December 1, 2014.